NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

Deed of Trust and Security Agreement
(commercial loan transaction)

THE STATE OF TEXAS

COUNTY OF WISE

IMPERIAL OIL & GAS, INC., a Delaware Corporation  authorized to do business in the State of Texas, and whose address is 106 E. 6th Street, Suite 900, Austin, TX 78701, hereinafter called "Grantor", in consideration of the debt hereinafter described, and for the further consideration, uses, purposes and trusts, hereinafter set forth, has GRANTED, SOLD and CONVEYED and by these presents does GRANT, SELL and CONVEY unto Paul Wehrmann, Attorney at Law, whose address is 1821 Timbergrove Circle, Dallas, Texas 75208, Trustee, and his substitutes or successors, the following described property:

(a) The real estate situated in Wise County, Texas, which is more particularly described on Exhibit "A" attached hereto, together with all buildings and improvements now or hereafter situated thereon (such real estate, buildings and improvements being hereinafter sometimes called the "Premises").

(b) All of the following property, items and interests: See Exhibit “B” attached hereto and incorporated herein.

(i) Any and all plans and specifications for the rehabilitation, reconstruction or repair of the Premises, including without limitation, the commercial disposal well situated thereon and known as HYDRO-FX #1, API# 42-497-35728, TX RRC ID# 213027, (the “SWD”);

(ii) Any and all contracts and subcontracts relating to the Premises and/or the SWD;

(iii) Any and all permits, licenses, franchises, certificates and other rights and privileges obtained in connection with the Premises and the SWD;

(iv) Any and all present and future equipment, fixtures, and articles of personal property now or hereafter located on the Premises or attached to or used in and about or related to the planning, development, financing or operation of the Premises, including, but not limited to, the types of equipment, fixtures, and articles of personal property more particularly described as follows: machines, engines, pumps, flow lines, separators, boilers, dynamos, elevators, stokers, tanks, awnings, screens, cabinets, shades, blinds, carpets, draperies, furniture, lawn mowers and plumbing,

Deed of Trust/Imperial/Legion                   Page 1 of 17 including Exhibits A & B

heating, air conditioning, lighting, ventilating, refrigerating, cooking, laundry, and incinerating equipment, and all such fixtures and appurtenances thereto, and such other goods and chattels and personal property as are ever used or furnished in constructing or operating the Premises or the activities conducted therein, including the SWD, and all renewals or replacements thereof, or articles in substitution therefor or additions thereto, including, but not limited to those items of personalty described in Exhibit "B" attached hereto and made a part hereof for all purposes (collectively, the “Personal Property”);

(v) Any and all proceeds arising from or by virtue of the sale, lease, or other disposition of any of the foregoing property and items set forth in (i) through (iv), preceding, or in (a), preceding;

(vi) Any and all proceeds payable or to be payable under each policy of insurance relating to the foregoing property and items set forth in (i) through (iv), preceding, or in (a), preceding;

(vii) Any and all proceeds arising from the taking of all or a part of the Premises for any public or quasi-public use under any law, or by right of eminent domain, or by private or other purchase in lieu thereof including the SWD;

(viii) Any and all leases relating to the foregoing property and items set forth in (i) through (iv), preceding, or in (a), preceding, as the same now exists, or is hereinafter constructed, including the SWD;

(ix) Any and all contracts of sale entered into as to the purchase of the Premises or any of the items described herein including the SWD.

(c) All other interest of every kind and character which Grantor now has or at any time hereafter acquired in and to the property described or referred to in Paragraphs (a) and (b), preceding, and all property which is used or useful in connection with the Premises, including but not limited to, tradenames, sign inventory and the like, together with all additions to the property described in these paragraphs (a), (b) and (c), accessions thereto, and replacements thereof, including the SWD.

All property and interests described or referred to in Paragraphs (a), (b) and (c), preceding, are sometimes hereinafter referred to collectively as the "Property".

TO HAVE AND TO HOLD the Property, together with all and singular the rights, hereditaments and appurtenances in any wise appertaining or belonging thereto, unto Trustee, and his successors or substitutes in this trust, and its and their assigns, in trust and for the uses and purposes hereinafter set forth, forever. Grantor, for Grantor and Grantor's successors, hereby agrees to warrant and forever defend, all and singular, the Property unto Trustee, and his successors or substitutes in this trust, and to his and their assigns, forever, against every person whomsoever lawfully claiming or to claim the same or any part thereof. As used herein, the term "Grantor's successors" means each and all of the successors and assigns of Grantor, both immediate and remote.

Deed of Trust/Imperial/Legion                Page 2 of 17  including Exhibits A & B

Grantor hereby grants to LEGION LAND & EXPLORATION CORPORATION, a Texas corporation, whose address is 441 Grant Place, Corpus Christi, Texas 78411, ("Beneficiary"), and its successors and assigns, a security interest in the Property, and each and every part thereof, and in all proceeds from the sale, lease, or other disposition therefor and in all sums, proceeds funds, and reserves described or referred to herein, provided that the grant of a security interest in proceeds shall not be deemed to authorize any action otherwise prohibited herein.

ARTICLE I
INDEBTEDNESS
Secured Indebtedness

1.01.
This conveyance is made in Trust, however, to secure the payment of a promissory note of even date herewith in the principal sum of FOUR HUNDRED FIFTY THOUSAND and no/100 dollars, ($450,000.00), executed by IMPERIAL OIL & GAS, INC. payable to the order of LEGION LAND & EXPLORATION CORPORATION, and being further described as follows: In the principal sum of FOUR HUNDRED FIFTY THOUSAND and no/100 dollars ($450,000.00) being due and payable, and bearing interest as therein provided (the “Note”). This Deed of Trust shall secure, in addition to the Note, all funds hereafter advanced by Beneficiary to or for the benefit of Grantor, as contemplated by any covenant or provision herein contained or for any other purposes, and all other indebtedness, of whatever kind or character, owing or which may hereafter become owing by Grantor to Beneficiary, whether such indebtedness is evidenced by note, open account, overdraft, endorsement, surety agreement, guaranty, or otherwise, it being contemplated that Grantor may hereafter become indebted to Beneficiary in further sum or sums. This Deed of Trust shall also secure all renewals and extensions of any of the indebtedness secured hereby.

Beneficiary

1.02.	The term "Beneficiary" shall mean the designated payee of the note described in Paragraph 1.01, above, or any subsequent lawful owners or holders of such note or of any indebtedness secured hereby.

Payment of Indebtedness

1.03.
If Grantor shall do and perform each and all of the covenants and agreements herein contained and make prompt payment of all of the indebtedness secured hereby as the same shall become due and payable, then this conveyance shall become null and void and of no further force and effect, and this conveyance shall be released at the expense of Grantor.

Deed of Trust/Imperial/Legion                   Page 3  of 17 including Exhibits A & B

ARTICLE II
COVENANTS AND AGREEMENTS OF GRANTOR
Ownership of Property

2.01.
Grantor is the lawful fee simple owner of the Property, and has the right to convey the same. The Property is free from all liens, encumbrances, security interests, easements, rights-of-way, restrictions, covenants, reservations, or other conditions, except as set forth herein. Grantor also represents and warrants that:

(a) Grantor has authority to execute and deliver this Deed of Trust;
(b) The Personal Property is and will be used as equipment in Grantor's business and not as inventory, or as goods leased or held for lease by Grantor but not held for sale;
(c) With respect to each Grantor who is an individual, no part of the Property constitutes a part of its business or residential homestead;
(d) Grantor is lawfully seized of the Property.

Payment of Taxes

2.02.	Grantor shall pay, or cause to be paid, all lawful taxes and assessments of every character in respect of the Property as the same become due and payable.

Maintenance and Repair

2.03.
Grantor shall keep the improvements on the Property in good repair and condition, shall not permit or commit any waste thereon, and shall keep the buildings thereon occupied so as not to impair the insurance carried thereon. Grantor shall promptly make all necessary repairs, renewals and replacements. Grantor will discharge all claims for labor performed and material furnished therefor and will not suffer any lien of mechanic's or materialmen therefor to attach to any part of the Property; and Grantor will guard every part of the Property from removal, destruction, and damage, and will not do or suffer to be done any act whereby the value of any part of such Property may be lessened.

Insurance

2.04.
Grantor shall insure and keep insured all improvements now or hereafter created on the Property against loss or damage by fire and windstorm, and any other hazard or hazards as may be reasonably required from time to time by the Beneficiary during the term of the indebtedness secured hereby, to the extent of the original amount of the indebtedness secured hereby, or to the extent of the full insurable value of the improvements, whichever is greater and in such form and with such insurance company or companies as may be approved by the Beneficiary. Grantor shall deliver to Beneficiary the insurance policy with a mortgage indemnity clause as directed by Beneficiary and shall deliver renewals of the policy to Beneficiary at least thirty days before the expiration of the policy.

Deed of Trust/Imperial/Legion                   Page 4 of 17 including Exhibits A & B

Any proceeds that Beneficiary may receive under such insurance policy or policies may be applied by Beneficiary, at its discretion, to reduce the indebtedness secured hereby whether then matured or to mature in the future, and in such manner as Beneficiary may elect, or Beneficiary may permit Grantor to use the proceeds to repair or replace all the improvements damaged or destroyed and covered by the insurance policy or policies.

Payment of Indebtedness

2.05.
Grantor will pay all of the indebtedness secured hereby, together with the interest and other charges thereon, when the same shall become due, in accordance with the terms of the note or other instruments evidencing said indebtedness or evidencing any renewal or extension of the same or any part thereof.

Compliance

2.06.	Grantor shall comply with all laws, ordinances and regulations, whether state, federal, or municipal, applicable to the Property and its ownership, use and operation.

Loan Agreement

2.07.
It is understood and agreed that the Note is incorporated herein by reference to the same extent and effect as if fully set forth herein and made a part of this Deed of Trust and Security Agreement. This Deed of Trust and Security Agreement secures the payment of all sums in the performance of all covenants required of Grantor by the Note, and the failure of Grantor to keep and perform all of the covenants, conditions and agreements of the Note, including payment of the principal sum of the indebtedness and all interest and other charges provided for herein and therein and secured hereby shall, at the option of the Beneficiary of this Deed of Trust, render all obligations under the Note due and payable, with acceleration of all interest under the Note, anything herein contained to the contrary notwithstanding.

ARTICLE III
DEFAULT
Events of Default

3.01.	As used herein, the term "default" shall mean the occurrence of any of the following events:

(1) The failure of Grantor to pay or cause to be paid the indebtedness secured hereby or any part thereof, as it becomes due in accordance with the terms of the note or notes which evidence it or where accelerated pursuant to any power to accelerate.
(2) The failure of Grantor punctually and properly to perform any covenant, agreement or condition contained herein or in the Note, or any renewal or extension thereof, or any other instrument securing or evidencing the indebtedness or any loan agreement executed pursuant to this transaction and indebtedness.

Deed of Trust/Imperial/Legion                   Page 5 of 17 including Exhibits A & B

(3) If Grantor or any Guarantor or Maker of the Note secured hereby shall (a) execute an assignment for the benefit of itself or its creditors, or (b) become or be adjudicated bankrupt or insolvent, or (c) admit in writing its inability to pay its debts generally as they become due, or (d) apply for or consent to the appointment of a receiver, trustee or liquidator of Grantor or any such Guarantor or of all or a substantial part of itself or its assets, or (e) file a voluntary petition in bankruptcy or to take advantage of or seek any other relief under any bankruptcy, reorganization, debtor's relief, or other insolvency law now or hereafter existing, or (f) file an answer admitting the material allegations of, or consenting to, or default in, a petition filed against Grantor or any Guarantor in any bankruptcy, reorganization, or other insolvency proceedings, or (g) institute or voluntarily be or become a party to any other judicial proceedings intended to effect a discharge of the debts of Grantor or any Guarantor, in whole or in part, or a postponement of the maturity or the collection thereof, or a suspension of any of the rights or powers of Beneficiary granted in the Note or in this Deed of Trust.
(4) The vesting in any party other than Grantor of the ownership of the Property or any part thereof.
(5) The discovery by Beneficiary that any statement, representation or warranty in the Note or this Deed of Trust or in any writing ever delivered to Beneficiary pursuant to the provisions hereof, is false, misleading or erroneous in any material respect.
(6) Condemnation of a sufficient part of the Property as to materially affect Grantor's ability to perform its obligations hereunder.
(7) An order, judgment or decree shall be entered by any court of competent jurisdiction appointing a receiver, trustee or liquidator of Grantor or any Guarantor of all or any substantial part of Grantor's or any such Guarantor's assets.
(8) The failure of Grantor or any Guarantor to pay any money judgment against it at least ten (10) days' prior to the date on which the assets of Grantor or any such Guarantor may be sold to satisfy such judgment.
(9) The failure to have discharged within a period of ten (10) days after the commencement thereof any attachment, sequestration or similar proceedings against any of Grantor's or any of Guarantor's assets.
(10) The filing of any valid lien, voluntary or involuntary, on any part of the Property.
(11) Any default under the Note.

Effect of Default

3.02. On the occurrence of any event of default, Beneficiary may at its option:

(1) Remedy or cure such default by taking such action necessary to do so, including, without limitation, making any payments on principal, interest, penalties and attorney's fees with respect to any prior lien indebtedness, payment of insurance premiums, payment of taxes and assessments, or such other action as Beneficiary deems necessary to protect the lien created by this Deed of Trust. Any sums so paid shall bear interest from the dates of such payment at the maximum rate allowed by law, and shall be paid by Grantor on demand and shall become a part of the debt secured hereby and recoverable as such in all respects; or

Deed of Trust/Imperial/Legion                   Page 6 of 17 including Exhibits A & B

(2) Declare all sums secured hereby immediately due and payable without demand or notice. In the event of default in the payment of said indebtedness when declared due, it shall thereupon, at any time thereafter, be the duty of the Trustee, or its successor or substitute as hereinafter provided, at the request of Beneficiary (which request is hereby conclusively presumed), to enforce this trust; and after advertising the time, place and terms of the sale of the above-described and conveyed real property for twenty-one (21) days prior to the date of sale by posting written or printed notices thereof on the courthouse door of each county in which such real property is situated (or otherwise complying with applicable foreclosure procedures) and after sending written notice of the time, place and terms of the sale of the above-described and conveyed real property by certified mail to each person obligated to pay the indebtedness secured hereby according to the records of the Beneficiary at least twenty-one (21) days preceding the date of sale at the most recent address as shown by the records of the Beneficiary; which notices may be posted or mailed by the Trustee acting, or by any person acting for him, to sell the above described and conveyed real property at public auction in accordance with such notice at the courthouse door of the county in which such real property is situated (provided where said real property is situated in more than one county, said above described and conveyed real property may be sold at the courthouse door of any one of such counties, and the notices shall designate the county where the Property will be sold), on the first Tuesday in any month between the hours of ten o'clock a.m. and four o'clock p.m. (or otherwise complying with applicable foreclosure procedures), to the highest bidder for cash, selling all of the Property as an entirety or in such parcels as the Trustee acting may elect, and make due conveyance to the Purchaser or Purchasers, with general warranty binding Grantor, its successors and assigns, and out of the money arising from such sale, the Trustee acting shall pay first all the expenses of advertising the sale and making the conveyance, including a commission of (5%) percent to himself, which commission shall be due and owing in addition to the attorney's fees provided for in the note, and then to Beneficiary the full amount of principal, interest, attorney's fees and other charges due and unpaid on said note and all other indebtedness secured hereby, rendering the balance of the sales price, if any, to Grantor, its successors and assigns, and the recitals in the conveyance to the Purchaser or Purchasers shall be full and conclusive evidence of the truth of the matters therein stated, and all pre-requisites to said sale shall be presumed to have been performed and such sale and conveyance shall be conclusive against Grantor, its successors and assigns. It is specifically agreed that Beneficiary may be a purchaser at any such foreclosure sale and on being the highest bidder may have the amount for which the Property is sold credited on the indebtedness owed to it.

Possession of Premises

3.03.
In case the lien hereof shall be foreclosed by Trustee's sale or by judicial action, the Purchaser at any such sale shall receive, as an incident to its ownership, immediate possession of the Property purchased, and Grantor agrees for Grantor and all persons claiming under Grantor, that if Grantor or any such person shall hold possession of said Property, or any part thereof, subsequent to foreclosure, Grantor or the parties so holding possession shall be considered as tenants at sufferance of the purchase at the foreclosure sale.

Deed of Trust/Imperial/Legion                  Page 7 of 17 including Exhibits A & B

Remedies

3.04.
The rights and remedies hereinabove expressly conferred are cumulative of all other rights and remedies herein, or by law or in equity provided, and shall not be deemed to deprive Beneficiary or Trustee of any such other legal or equitable rights or remedies, by judicial proceedings or otherwise, appropriate to enforce the conditions, covenants and terms of this Deed of Trust and of the Note, and the employment of any remedy hereunder, or otherwise, shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

ARTICLE IV
AGREEMENTS BETWEEN BENEFICIARY AND GRANTOR
Assignment of Rents

4.01.
Beneficiary is hereby assigned, as further security of the indebtedness hereunder, all rents issuing or to hereafter issue from the Property, together with the proceeds of all sales contracts entered into for an individual unit or units or for an undivided interest in all or any part of the Property, no matter the form of such conveyance. Beneficiary, its agents and representatives, are hereby authorized, in the event of default, to collect such rents, or proceeds of such sales contracts, and to apply the collected rents, or proceeds of sales contracts, less the reasonable costs and expenses of collection thereof, to the payment of the indebtedness secured hereby, whether then matured or to mature in the future, and in such manner as Beneficiary may elect. The collection of such rents or sales proceeds by Beneficiary shall not constitute a waiver of its right to proceed with the enforcement of this Deed of Trust.

Unsecured Portion of the Indebtedness

4.02.
If any portion of the indebtedness hereunder cannot be lawfully secured by this Deed of Trust, then the first installment and other payments made under this Deed of Trust shall be applied to the discharge of the unsecured portion of the indebtedness and payments thereafter shall be applied to the discharge of the secured portion of the indebtedness.

Condemnation

4.03.
Beneficiary shall be entitled to receive any and all sums which become payable to Grantor as a result of condemnation proceedings or the threat thereof, or which become payable to Grantor as damages caused by public works or construction on or near the Property; all such sums are hereby assigned, as further security for the indebtedness hereunder, to Beneficiary who may, after deducting therefrom all expenses actually incurred, including attorney's fees, release such sums to Grantor or apply such sums to the reduction of the indebtedness hereby secured, whether then matured or to mature in the future, in such manner as Beneficiary may elect; and Beneficiary shall not, in any event or circumstances, be liable or responsible for the failure to collect, or to exercise diligence in the collection of any such sums.

Deed of Trust/Imperial/Legion                   Page 8 of 17 including Exhibits A & B

Lawful Rates of Interest

4.04.
All agreements between Grantor and Beneficiary are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to Beneficiary for the use, forbearance or detention of the money due under the note secured hereby exceed the maximum amount permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof at the time performance of such provisions shall be due shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstances Beneficiary should ever receive as interest an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under the note secured hereby and not to the payment of interest or at the option of the Beneficiary such amount shall be refunded to Grantor.

Security Agreement

4.05.
With respect to the real and personal property hereinabove described, this Deed of Trust shall constitute a security agreement between Grantor and Beneficiary, and, cumulative of all other rights of Beneficiary hereunder, Beneficiary shall have all of the rights conferred on secured parties by the Uniform Commercial Code. Grantor will execute and deliver to Beneficiary all financing statements that may from time to time be required by Beneficiary to establish and maintain the validity and priority of the Beneficiary's security interest in such property, such financing statements to be executed in the manner and form required by law and to the satisfaction of Beneficiary. Grantor agrees to pay Beneficiary's charge, to the maximum amount permitted by law, for any statement by Beneficiary regarding the obligations secured by this Deed of Trust requested by Grantor or on behalf of Grantor. On demand, Grantor will promptly pay all costs and expenses of filing financing statements, continuation statements, partial releases and termination statements deemed necessary or appropriate by Beneficiary to establish and maintain the validity and priority of the security interest of Beneficiary, or any modification thereof and all costs and expenses of any searches reasonably required by Beneficiary. Beneficiary may exercise any or all of the remedies of a secured party available to it under the Uniform Commercial Code with respect to such property, and it is expressly agreed that if on default Beneficiary should proceed to dispose of the collateral in accordance with the provisions of the Uniform Commercial Code, ten (10) days' notice by Beneficiary to Grantor shall be deemed to be reasonable notice under any provision of the Uniform Commercial Code requiring such notice; provided, however, that Beneficiary may at its option dispose of the collateral in accordance with Beneficiary's rights and remedies in respect of the real property pursuant to the provisions of this Deed of Trust, in lieu of proceeding under the Uniform Commercial Code.

The Grantor shall give advance notice in writing to Beneficiary of any proposed change in Grantor's name, identity, or legal structure and will execute and deliver to Beneficiary, prior to or concurrently with the occurrence of any such change, all additional financing statements that Beneficiary may require to establish and maintain the validity and priority of the Beneficiary's security interest with respect to any and all goods and property described or referred to herein.

Deed of Trust/Imperial/Legion                   Page 9 of 17 including Exhibits A & B

Deed of Trust as Financing Statement

4.06.
Some of the items of property described herein are goods that are or are to become fixtures related to the real estate described herein, and it is intended that, as to those goods, this Deed of Trust shall be effective as a financing statement filed as a fixture filing from the date of its filing for record in the real estate records of Wise County, Texas. The name of the record owner of said real estate is IMPERIAL OIL & GAS, INC. Information concerning the security interest created by this instrument may be obtained from the Beneficiary, as secured party, at 441 Grant Place, Corpus Christi, Texas 78411.

ARTICLE V
MISCELLANEOUS
Successor Trustee

5.01.
At the option of the Beneficiary, with or without any reason, a successor or substitute trustee may be appointed by Beneficiary without any formality other than a designation in writing of a successor or substitute trustee, who shall thereupon become vested with and succeed to all the powers and duties given to the Trustee herein named, the same as if the successor or substitute trustee had been named original Trustee herein; and such right to appoint a successor or substitute trustee shall exist as often and whenever Beneficiary desires. If Beneficiary is a corporation, the corporation may act through any authorized officer, or by an agent or attorney-in-fact properly authorized by any such officer.

Notice of Sale by Trustee

5.02.
The notice of the time, place and terms of the sale of the above described and conveyed property by the Trustee required to be given to the Grantor pursuant to Paragraph 3.02, hereof, shall be in writing. Such notice shall be served by certified mail and service of such notice shall be deemed completed on deposit of the notice, enclosed in a postpaid wrapper, properly addressed to the Grantor at the address as shown by the records of the Beneficiary, in a post office or official depository under the care and custody of the United States Postal Service. Until changed in accordance herewith, the following address is specified as the most recent address of the Grantor as shown by the records of Beneficiary:

GRANTOR: P.O. Box 4675,  Lago Vista, TX 78645.

Other Notices

5.03.
Whenever any notice or demand, other than the notice of sale by Trustee described in Paragraph 5.02, hereof, is required or permitted hereunder, such notice or demand must be in writing. Any notice, demand, payment or document required or permitted to be

Deed of Trust/Imperial/Legion                   Page 10 of 17 including Exhibits A & B

 delivered hereunder shall be deemed to be delivered, whether actually received or not, when deposited in the United States mail, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. Until changed in accordance herewith, the following addresses are specified as the addresses for Grantor and Beneficiary for receiving notices, demands, payments and documents:

BENEFICIARY: 441 Grant Place, Corpus Christi, Texas 78411
GRANTOR: P.O. Box 4575, Lago Vista,, TX 78645.

When included within the term "Grantor" or "Beneficiary" there is more than one person, they shall jointly arrange among themselves for their joint execution and delivery of a notice to the other, specifying some person at some specific address for the receipt of notices, demands, payments or documents. All persons included within the terms "Grantor" and "Beneficiary" shall be bound by notices, demands, payments and documents given in accordance with the provisions of this paragraph to the same extent as if each had received such notice, demand, payment of document.

Texas Law to Apply

5.04.	This Deed of Trust shall be construed under and in accordance with the laws of the State of Texas and all obligations created hereunder are performable in Wise County, Texas.

Parties Bound

5.05.
This Deed of Trust shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns except as otherwise expressly provided herein.  Grantor may not assign this Deed of Trust in whole or in part without the prior written consent of Beneficiary.

Legal Construction

5.06.
In case anyone or more of the provisions contained in this Deed of Trust shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

Time of Essence

5.07.           Time is of the essence of this Deed of Trust.

Deed of Trust/Imperial/Legion                  Page 11 of 17 including Exhibits A & B

EXECUTED this the            day of May, 2011, in                               County, Texas.

GRANTOR:

IMPERIAL OIL & GAS, INC.

______________________________
By:           Robert R. Durbin
Its:           Chief Executive Officer

THE STATE OF TEXAS
COUNTY OF

The foregoing instrument was duly acknowledged before me on the    day of May, 2011, by Robert R. Durbin, Chief Executive Officer of Imperial Oil & Gas, Inc. on behalf of said Imperial Oil & Gas, Inc., as the act and deed of Imperial Oil & Gas, Inc.

_________________________________
Notary Public, State of Texas
[Seal]

Deed of Trust/Imperial/Legion                   Page 12 of 17 including Exhibits A & B

Exhibit “A”
To Deed Of Trust entered into by and between:

Imperial Oil & Gas, Inc. as Grantor
And
Legion Land & Exploration Corporation as Beneficiary

Legal Description Of Lands

Being 41.74 acres of land out of Blocks 92 and 103, Van Zandt County School Land Survey, Abstract No. 1182, Wise County, Texas, being the same land described in Correction Deed recorded in Volume 807, Page 27, Official Records, Wise County, Texas and described by metes and bounds as follows:

BEGINNING at an iron rod found at a fence corner post at the Northeast corner of a tract of land described in deed to Pat L. Sanders dated September 11, 1987, and recorded in Volume 248, Page 151, R.R.W.C.T and the occupied Southeast corner of this tract;

THENCE N 88 degrees 43' 40" W with a fence line along the North line of said Sanders tract, a distance 630.69 feet to a found iron rod at the Northwest corner of said Sanders tract, also being in the East line of a tract of land conveyed to Larry Thomas Whittenburg and wife, Sharon F. Whittenburg by deed dated December 17, 1969, and recorded in Volume 299, Page 63, D.R.W.C.T.;

THENCE N 01 degrees 12' 27" E a distance of 153.44 feet along the East line of said Whittenburg tract to a fence corner for the Northeast corner of Whittenburg tract;

THENCE S 89 degrees 53' 43" W a distance of 337.99 feet along the North line of said Whittenburg tract to a fence corner for the Northwest corner of Whittenburg tract;

THENCE S 01 degrees 09' 10" W a distance of 430.26 feet to a found iron rod in the North right of way line of State Highway No. 114, said rod being the Southwest corner of said Whittenburg tract;

THENCE N 65 degrees 19' 43" W a distance of 188.79 feet with the said North right-of-way line of State Highway No. 114 to a found iron rod at the Southeast corner of a tract of land conveyed to Robert Wade Ratliff and wife Linda Ratliff by deed dated September 18, 1990 and recorded in Volume 379, Page 735, R.R.W.C.T.;

THENCE N 02 degrees 46' 46" E a distance of 918.54 feet along the East line of said Robert and Linda Ratliff tract to a fence corner in the South line of a tract of land conveyed to Robert Ratliff by deed recorded in Volume 379, Page 733, Real Records, Wise County, Texas;

Deed of Trust/Imperial/Legion                   Page 13 of 17 including Exhibits A & B

THENCE N 87 degrees 16' 18" E a distance of 264.00 feet along the South line of said Robert Ratliff tract to a fence corner for the Southeast corner of Ratcliff tract;

THENCE N 00 degrees 47' 00" E a distance of 1236.24 feet along the East line of said Robert Ratliff tract to a fence corner in the South line of a tract of land conveyed to Leonard Ratliff by deed recorded in Volume 408, Page 303, Deed Records, Wise County, Texas;

THENCE N 89 degrees 02' 00" E a distance of 798.98 feet along the South line of said Leonard Ratliff tract to a found nail in a tree at the Southeast corner of said Leonard Ratliff tract for the Northeast corner of this tract;

THENCE along an existing fence line as follows:

S 00 degrees 34' 09" E a distance of 284.67 feet to a set iron rod;
S 00 degrees 48' 34" E at 223.59 feet pass a set iron rod and continuing on same course for a total distance of 233.91 feet to an angle point;
S 00 degrees 26' 37" E a distance of 630.81 feet to a found iron rod;
S 00 degrees 57' 04" E a distance of 556.10 feet to a set iron rod;
S 00 degrees 15' 53" E a distance of 299.68 feet to the PLACE OF BEGINNING and containing 41.74 acres of land.

Deed of Trust/Imperial/Legion                   Page 14 of 17 including Exhibits A & B

Exhibit “B”
To Deed Of Trust entered into by and between:

Imperial Oil & Gas, Inc. as Grantor
And
Legion Land & Exploration Corporation as Beneficiary

Schedule of Other Property

Pumps:
2 Apex MA-155L Triplex Plunger Pumps / 155 H.P.
3 Gould’s Transfer Pumps / 10 H.P.
2 Electric Motor Driven Chemical Pumps (attached to Tank Works 220 gal chemical tanks)
1 Cast Iron Sewage and Trash Pump (Sump pump)
Sheds:
A: Electrical Wooden Shed.  8 x 12 feet.  Inside:
PLC Computer Touch Screen / Main Computer
All Main Power Panels
GE Window Unit Air Conditioner
Sensaphone 1104 Remote Monitoring System (Call Out)
APC Computer Back-Up System (UPS)

B: Steel Driver Shed.  8 x 18 feet.  Inside:
PLC Secondary Touch Screen (For Water Hauler Personnel)
Eubank High Efficiency Air Conditioner
Tanks:
2 - 500 bbl Belco Offloading Tanks w/ Enardo Stack Vent Valves
3 - 500 bbl Belco Storage Tanks w/ Enardo Stack Vent Valves
1 - 1000 bbl Belco Skim Tank w/ Enardo Stack Vent Valve
1 - 300 bbl Steel Oil Tank w/ Enardo Stack Vent Valve
2 - Tank Works 220 gal Chemical TanksVarious Stairs & Landings

Deed of Trust/Imperial/Legion                   Page 15 of 17 including Exhibits A & B

Electrical Valves / Pump and Tank Components:
5 - Valcon V-Series Electric Actuators
4 - Electronic Pressure Transmitters (Measure Tank Levels for Computer)
2 - Premier Force Feed Lubricators (Attached to Triplex Pumps / 30 gal oil tank)
3 - Pressure Gauges, 0-60 psi
2 - Pressure Gauges, 0-1000 psi
1 - Pressure Gauges, 0-600 psi
4 - Status Flow Pulsation Stabilizers
2 - Murphy Pulsation Dampener / SWITCHGAGE
2 - Murphy Shock / Vibration Control Switches
2 - L129 Series Level SWICHGAGE (Oil Level Gage for Triplex Pumps)
4 - Fire Extinguishers
2 - Over Berm Step and Walkways
Site Lighting:
6 Light Poles
9 Site Lights (Halogen)
1 Auto On / Off Switch (Day and Night Indicator)
Perimeter:
Chain-link Fence w/ 2 Large Gate Openings and 2 Small Gate Openings
All Openings Have Chains and Locks (Locked 24/7)
Complete Fence Line Topped w/ Three Sting Barbed-Wire
Piping:
Fiberglass - Various sizes
Offloading Station:
Cement pad w/Various valves

WELL
Tubulars:
Surface Casing - 470’, 10-3/4”, 40.5#, Cemented to surface
Intermediate (Original Long String) Casing: - 3000’, 7-5/8”, 26.4#, Cemented to surface
Long String Casing - 7450’, 4-1/2”, 11.6#, Top of Cement at 6265’ (7450’ to 6265’)

Deed of Trust/Imperial/Legion                   Page 16 of 17 including Exhibits A & B

Wellhead:
                            Casing heads, 3 - 10-3/4”, 7-5/8”, Spool (adapter)
Tubing head, 1 - 2-3/8”
Wing valves – Various off tree

Fish: 2 - Lost strings of tubulars
Filters:  2- Aluminum Hi-pressure (moved to storage area)

OTHER
Mobile Home: 1 - 2 Bedrooms, 2 Bathrooms with AC Unit & Window AC
Fresh Water Well:  1 well with downhole pump and surface controls
Computer: 1 (not working)
Scanner/printer: 1
Storage Trailer: 1 with various connections
Entrance Gate (double wide) & Property Fencing
Cattle: 2 Steers
Road Sign: 1

Signed for Identification:                                           GRANTOR:

IMPERIAL OIL & GAS, INC.

______________________________
By:           Robert R. Durbin
Its:           Chief Executive Officer

Deed of Trust/Imperial/Legion                   Page 1 of 17 Exhibits A & B